Exhibit 10.a.(xvii)


November 29, 1995



Alexander & Baldwin, Inc.
A&B-Hawaii, Inc.
822 Bishop Street
Honolulu, Hawaii 96801

Ladies and Gentlemen:

      Reference is made to the Note Agreement dated as of (i) December 20, 1990, (the "1990 Agreement") among Alexander & Baldwin, Inc., A&B-Hawaii, Inc. (together, the "Issuers") and The Prudential Insurance Company of America ("Prudential"), pursuant to which the Issuers issued and sold, and Prudential purchased, the Issuers' 9.05% Senior Notes due December 15, 1999 in original principal amount of $50,000,000 and (ii) June 4, 1993 (the "1993 Agreement," the 1990 Agreement and the 1993 Agreement are together referred to as the "Agreements") among the Issuers and Prudential, pursuant to which the Issuers issued and sold, and Prudential purchased, the Issuers' 6.23% Senior Notes due December 15, 1997 and Serial Senior Notes due June 30, 1999-2007 in aggregate original principal amount of $75,000,000. All capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the applicable Agreement.

      At the request of the Issuers and pursuant to paragraph 11C of each Agreement, Prudential agrees to amend and restate paragraph 6B(6)(iii)(B) of each Agreement, effective as of September 30, 1995, as follows:

     "C&H create, incur, assume or suffer to exist at any time any Funded Debt except Funded Debt of C&H that does not exceed at any time 225%."

     The Issuers represent and warrant that (i) after giving effect hereto, no Default or Event of Default shall exist and (ii) all consents, notices, waivers and other actions by, to or of the Issuers' other lenders that are necessary in connection with the foregoing matter have been made or obtained.

     Other than expressly amended herein, the Agreements continue unmodified and in full force and effect. Please sign a counterpart hereof and return it to the undersigned, whereupon it shall become an amendment to each of the Agreements, amending each of the 1990 Agreement and the 1993 Agreement in the manner to the extent set forth herein.

                                    Very truly yours,

                                    The Prudential Insurance
                                    Company of America

                                    By /s/
                                           -----------
                                         Vice President



Acknowledged and Agreed to:

Alexander & Baldwin, Inc.

By /s/ G. Stephen Holaday
Its Vice President



A&B-Hawaii, Inc.

By /s/ G. Stephen Holaday
Its Senior Vice President